Exhibit 99.8

January 15, 2021

VIA EDGAR

U.S. Securities and Exchange Commission

Division of Corporation

Office of Consumer Products

100 F. Street, N.E.

Washington, D.C. 20549

Re:	Global Internet of People, Inc.
Registration Statement on Form F-1
File No. 333-233745
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Global Internet of People, Inc., a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s draft registration statement on Form F-1 (the “Registration Statement”) relating to a proposed initial public offering and listing of the Company’s ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of December 31, 2018 and 2019 and for each of the two fiscal years then ended, and unaudited interim consolidated financial statements as of June 30, 2020 and for each of the six-month periods ended June 30, 2018 and 2019.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the registration statement on Form F-1 shall contain audited financial statements as of a date not older than 12 months from the date of the filing. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

In connection with this waiver request, the Company hereby represents to the Commission that:

1.	The Company is not currently a public reporting company in any jurisdiction.
2.	The Company is not required by any jurisdiction outside the United States to prepare consolidated financial statements audited under any generally accepted auditing standards for any interim period.
3.	Full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company.
4.	The Company does not anticipate that its audited financial statements for the fiscal year ended December 31, 2020 will be available until March 1, 2021.
5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

The Company will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

/s/ Haiping Hu
Haiping Hu Director and Chief Executive Officer